UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) February 7, 2000


                      Commission file Number 000-28225

                             NAVITEC GROUP, INC.
           (Exact Name of Registrant as Specified in its Charter)



Nevada                                               88-0441552
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)



1850 E. Flamingo Rd., Suite #111
Las Vegas, NV                                        89119
 (Address of principal executive offices)            (Zip Code)




                               (702) 866-5803
               (Registrant's Executive Office Telephone Number)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of February 4, 2000 between WorldNet Resources Group, Inc. ("WorldNet"), a Utah corporation, and Navitec Group, Inc. ("Navitec"), a Nevada corporation, all the outstanding shares of common stock of Navitec were exchanged for 2,083 shares of 144 restricted common stock of WorldNet in a transaction in which WorldNet was the surviving corporation.

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The consideration exchanged pursuant to the Merger Agreement was negotiated between Navitec and WorldNet.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the Merger Agreement all Officers and Directors of WorldNet will remain the same.

ITEM 7.   FINANCIAL STATEMENTS

     No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.


EXHIBITS

1.1* Agreement and Plan of Merger between Navitec Group, Inc and WorldNet Resources Group, Inc.

1.2* Certificate of Merger between Navitec Group, Inc and WorldNet Resources Group, Inc. Nevada

1.3* Certificate of Merger between Navitec Group, Inc and WorldNet Resources Group, Inc. in Utah

1.4* Unanimous consent of the Stockholders of Navitec.
______
*Filed herewith

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NAVITEC GROUP, INC.

                                             By /s/ Anthony DeMint
                                                Anthony DeMint, President


Date: February 7, 2000